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                                                                 EXHIBIT 15.1


[LETTERHEAD]


                               February 16, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    RE:  SYMPOSIUM TELECOM CORPORATION
                         -----------------------------

We were previously the principal accountant for Symposium Telecom Corporation and under the date of August 4, 1998, we reported on the balance sheet of Symposium Telecom Corporation as of July 20, 1998. On February 8, 1999 our appointment as principal accountant was terminated. We have read Symposium Telecom Corporation's statements included under Part II Item 3 of its Form 10-SB dated February 16, 1999 and we agree with such statements.

                                          Very truly yours,


                                          /s/ Weinberg & Company, P.A.
                                          ----------------------------
                                          WEINBERG & COMPANY, P.A.
                                          Certified Public Accountants